Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2021, relating to the financial statements of Altimar Acquisition Corporation appearing in Amendment No. 4 to the Registration Statement on Form S-4, File No. 333-251866.

/s/ WithumSmith+Brown, PC

New York, New York
July 19, 2021